EXHIBIT 16.1

March 14, 2011

Securities and Exchange Commission
100 F Street NE
Washington, DC  20549

Dear Sirs and Madams:

We have read Item 4.01(a) of the Current Report on Form 8-K, dated March 15, 2011, of Freedom Environmental Services, , Inc. and we agree with the statements made with respect to information provided regarding Averett, Warmus, Durkee, Osborn, Hennings, CPAs.

Regards,

/S/ AVERETT, WARMUS, DURKEE, OSBORN, HENNINGS, CPAS

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Orlando, Florida
March 14, 2011